Exhibit 10.14

To: Board of Directors

C&K Group Limited

Ritter House

Wickhams Cay II

PO Box 3170

Road Town

Tortola VG1110

British Virgin Islands

(the Company)

Date: 15 July 2025

Dear Sir/Madam,

Consent to repurchase of class B ordinary shares of the Company

Share subscription of class B ordinary shares of the Company

The undersigned (the Subscriber) hereby agree and consent to the repurchase of 3,300,000 Class B ordinary shares of no par value each of C&K Group Limited (the Company) from the Subscriber for a total aggregate repurchase consideration of US$0.01, and the updating of the register of members of the Company to reflect the same.

Following the repurchase, the Subscriber hereby subscribes for and agrees to take 3,300,000 Class A ordinary share of no par value and 3,300,000 Class B ordinary share of no par value (collectively, the Shares) in the Company for a total aggregate subscription price of US$0.02, and undertakes to pay the amount of US$0.02 in full payment of the subscription price for the Shares upon their issue.

The Subscriber will take the Shares subject to and on the terms of the Memorandum and Articles of Association of the Company and recognises that failure to pay the monetary consideration of the aforesaid Share on demand by the Company may result in said Share being forfeited and cancelled pursuant to the provisions of the BVI Business Companies Act, 2004.

As a result of the repurchase and subscription, the Subscriber will become a holder of 3,300,000 Class B ordinary shares of no par value each of the Company and 8,864,000 Class A ordinary shares of no par value each of the Company.

This letter shall be governed by the laws of the British Virgin Islands.

Dated the 15th day of July, 2025.

For and on behalf of
PROSPER SPRING GROUP LIMITED

Direction as to registration

PROSPER SPRING GROUP LIMITED
Full name

Vistra Corporate Services Centre,
Wickhams Cay II, Road Town, Tortola,
VG1110, British Virgin Islands

Address